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                                                                 EXHIBIT 10.19.2


                                AMENDMENT NO. 2
                             1996 STOCK OPTION PLAN

                                  HALIS, INC.

         WHEREAS, the Board of Directors of HALIS, Inc. (the "Company") has previously adopted, and the shareholders of the Company have approved, the 1996 Stock Option Plan, as amended (the "Plan") pursuant to which options to purchase stock of the Company may be issued to eligible directors, officers and key employees of the Company; and

         WHEREAS, the Board of Directors of the Company deems it desirable to amend the Plan so as to increase the number of shares available for issuance pursuant to the exercise of options granted under the Plan and to eliminate the automatic grant of options to non-employee directors of the Company;

         NOW, THEREFORE, the Plan is amended upon the terms, and subject to the conditions, set forth herein:

                                   ARTICLE I

                               AMENDMENT TO PLAN

         1.1 Section 4 of the Plan shall be amended by deleting the second sentence thereof in its entirety and substituting the following sentence therefor:

                  "The maximum number of shares which shall be reserved and made available for sale under the Plan shall be 8,000,000."

         1.2 The Plan shall be amended by deleting Section 10 thereof in its entirety.


                                   ARTICLE II

                          EFFECTIVE DATE OF AMENDMENT

         2.1 The amendment effected hereby shall be effective for options granted under the Plan on or after the date this amendment is approved by the Board of Directors of the Company, but subject to approval of a majority of the shares of Common Stock of the Company entitled to vote thereon represented in person and by proxy at a meeting of shareholders. In the event shareholder approval of adoption of this amendment is not obtained within twelve months of the date this amendment is approved by the Board of Directors of the Company, then any option granted in the intervening period shall be void.